                                                                    Exhibit 99.1


INVESTOR RELATIONS CONTACT:                             MEDIA RELATIONS CONTACT:
Neil Yekell                                             Arch Currid
(713) 918-4233                                          (713) 918-3236
neil_yekell@bmc.com                                     arch_currid@bmc.com


              BMC SOFTWARE REPORTS FOURTH QUARTER FINANCIAL RESULTS

          Fourth Quarter License Bookings Up 35 Percent Year-over-Year
           Fiscal 2004 Cash Flow From Operations Exceeds $500 Million

     HOUSTON -- (April 29, 2004) -- BMC Software, Inc. [NYSE: BMC] today announced financial results for its fiscal 2004 fourth quarter ended March 31, 2004.

     BMC Software's net earnings excluding special items for the fourth quarter of fiscal 2004 were $40.8 million, or $0.18 per diluted common share, which compares to $0.17 a year ago and the Company's guidance range of $0.21 to $0.25. These results include an earnings per share reduction of two cents related to one-time items. The fiscal 2004 fourth quarter net earnings on a GAAP basis were $36.9 million, or $0.16 per share, which compares to net earnings of $20.6 million, or $0.09 per share, in the fourth quarter of fiscal 2003. Included in the financial tables is a reconciliation of results excluding special items and GAAP results.

      Total revenues in the fourth quarter of fiscal 2004 were $400.2 million, an increase of 5 percent compared to the third quarter of fiscal 2004. This met the mid-single digit sequential growth that the Company provided in January. Operating expenses, excluding $16.6 million of amortization of acquired intangibles and acquired research and development costs, were $357.2 million, compared to $336.5 million in the same quarter of fiscal 2003.

      "Our Business Service Management, or BSM, strategy continues to gain momentum as customers and partners alike are embracing its value. BSM is also directly helping the top line as we had strong license bookings growth in our PATROL(R) and Remedy businesses, the areas that benefit most from BSM and which contributed to the Company's strong 35 percent year-over-year growth in license bookings," said Bob Beauchamp, president and CEO, BMC Software. "I am excited about our prospects as we enter fiscal 2005 given our leading enterprise management solutions, a strategy that is working and our continued strong financial position."

      "Cash flow from operations for fiscal 2004 was $506.5 million, which exceeded our guidance of $400 to $450 million. We strengthened our balance sheet with over $1.2 billion in cash and marketable securities and over $1.4 billion in total deferred revenue at quarter end. Operating expenses were higher than expected due to an $11 million sequential increase in commission expenses, primarily related to a very strong increase in deferred revenues. We also had an equity write-down of $4 million that impacted other income," said George Harrington, senior vice president and CFO, BMC Software. "Entering fiscal 2005, our focus is to ensure that we maximize shareholder value by growing the business, expanding operating margins, and continuing to generate significant cash flows from operations."

     BMC Software maintained its strong financial position with cash flow from operations in the quarter of $274.1 million. Cash and marketable securities balance was $1.2 billion, an increase of $148.1 million

BMC Software Fourth Quarter Results /Page 2

compared to the third quarter and the total deferred revenue balance was a record $1.40 billion, an increase of $174.9 million compared to the third quarter.

     BMC Software continued its stock repurchase program by spending $50.0 million to repurchase 2.6 million shares during the fourth fiscal quarter. Approximately $307 million remains in this program.

     LICENSE BOOKINGS

     License bookings were up 35 percent year-over-year. License bookings measure the value of new license contracts signed during the quarter, including both the amount that goes to the income statement and the amount that goes to the deferred license revenue account on the balance sheet. As license bookings measure new contracts that are signed in a given quarter, this metric provides a clear measurement of the Company's current sales performance. License bookings can be calculated by adding license revenues to the net change in the deferred license revenue balance, as illustrated below.


                  FOURTH QUARTER FY04 BUSINESS SEGMENT RESULTS

                                            -----------------------------------------------------------------
                                                              Q4FY04                      LICENSE BOOKINGS
                                            -----------------------------------------------------------------
            ($ IN MILLIONS)                                NET CHANGE TO
                                                             DEFERRED
                                            LICENSE          LICENSE          LICENSE         PERCENT GROWTH
                                            REVENUES         REVENUES         BOOKINGS         VS. Q4FY03
                                            --------      ---------------     --------       ----------------

   Data Management - D/S                        14.5            12.2              26.7             72%
   Data Management - MF                         54.8            15.8              70.6             40%
----------------------------------------- ------------- ------------------- ------------- -----------------------
Enterprise Data Management                      69.3            28.0              97.3             47%
----------------------------------------- ------------- ------------------- ------------- -----------------------
   Scheduling & Output Mgmt.                    20.2             3.0              23.2             34%
   MAINVIEW(R)                                  18.3             3.6              21.9              4%
   PATROL                                       36.0            16.5              52.5             24%
----------------------------------------- ------------- ------------------- ------------- -----------------------
Enterprise Systems Management                   74.5            23.1              97.6             21%
----------------------------------------- ------------- ------------------- ------------- -----------------------
Security & Other                                 2.4             (.5)              1.9            (58)%
----------------------------------------- ------------- ------------------- ------------- -----------------------
Remedy                                          36.3             1.8              38.1             68%
----------------------------------------- ------------- ------------------- ------------- -----------------------
TOTAL BMC                                      182.5            52.4             234.9             35%
----------------------------------------- ------------- ------------------- ------------- -----------------------




     FIRST QUARTER AND FISCAL 2005 GUIDANCE

     BMC Software expects first quarter revenues to be in the $345 to $355 million range.

     The Company expects first quarter earnings per share excluding special items to be in the $0.12 to $0.16 range. First quarter estimates do not include an estimated $0.06 per share of amortization of acquired technology and intangibles.

     For fiscal 2005 the Company is comfortable with the current analyst consensus estimates for revenues of $1.52 billion and earnings per share excluding special items estimate of 77 cents.

BMC Software Fourth Quarter Results /Page 3

     Fiscal 2005 estimates do not include an estimated $0.24 of amortization of acquired technology and intangibles expense.

     The Company expects fiscal 2005 license bookings growth to be in the high single digits. BMC Software expects cash flow from operations for fiscal 2005 to be over $400 million.

     A CONFERENCE CALL TO DISCUSS FOURTH QUARTER RESULTS AND THE ACQUISITION OF MARIMBA, INC. IS SCHEDULED FOR TODAY AT 11:00 A.M. CENTRAL TIME. THOSE INTERESTED IN PARTICIPATING MAY CALL (719) 457-2727 AND USE THE PASSCODE BMC. TO ACCESS A REPLAY OF THE CONFERENCE CALL, WHICH WILL BE AVAILABLE FOR ONE WEEK, DIAL (719) 457-0820 AND USE THE PASSCODE BMC. A LIVE WEBCAST OF THE CONFERENCE CALL AND PRESENTATION WILL BE AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.BMC.COM/INVESTORS. A REPLAY OF THE WEBCAST WILL BE AVAILABLE WITHIN 24 HOURS AND ARCHIVED ON THE WEBSITE FOR 90 DAYS.

     NON-GAAP FINANCIAL MEASURES

     This press release includes financial measures for net earnings, earnings per share (EPS) and operating expenses that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included with the financial tables accompanying this press release. BMC Software has provided these non-GAAP measures in its press releases reporting historical financial results because the Company believes these measures provide a consistent basis for comparison between quarters, as they are not influenced by certain non-cash or non-recurring expenses and are therefore useful to investors in helping them understand the financial condition of BMC Software by focusing on the performance of its core operations. Management uses these non-GAAP financial measures internally to evaluate the Company's performance and as a key variable in determining management compensation. These non-GAAP measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

     ABOUT BMC SOFTWARE

     BMC Software, Inc. [NYSE:BMC], is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2004 revenues of more than $1.4 billion. For more information about BMC Software, visit www.bmc.com.

     This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate," "expect," "estimate" and "guidance" are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the results indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC

BMC Software Fourth Quarter Results /Page 4

Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software's operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software's earnings; 4) growth in BMC Software's mainframe revenues is dependent on demand for significant additional mainframe MIPS capacity; 5) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 6) new software products and product strategies may not be timely introduced or successfully adopted; 7) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; and 8) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2003 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.

                                       ###

BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2004, BMC Software, Inc. All rights reserved.

BMC Software Fourth Quarter Results
Page 5

                            BMC SOFTWARE, INC. AND SUBSIDIARIES
                                  STATEMENTS OF OPERATIONS

                                        (UNAUDITED)


                                                                            Three Months Ended
                                                                                 March 31,
                                                                      -----------------------------
                                                                          Fiscal           Fiscal         %
                                                                           2003             2004        Change
                                                                      -------------     -----------
                                                                           (In millions, except
                                                                             per share data)

Revenues:

  License                                                                   $ 180.8         $ 182.5        1%
  Maintenance                                                                 176.1           194.3       10%
  Professional services                                                                                   -2%
                                                                               23.8            23.4
                                                                            -------         -------
        Total revenues                                                        380.7           400.2        5%
                                                                            -------         -------

Selling and marketing expenses                                                137.8           154.7       12%
Research, development and support expenses                                    138.8           134.2       -3%
Cost of professional services                                                  22.2            20.3       -9%
General and administrative expenses                                            37.7            48.0       27%
Acquired research and development                                                 -             1.0        0%
Amortization of acquired technology & intangibles                              24.1            15.6      -35%
                                                                            -------         -------
        Total operating expenses                                              360.6           373.8        4%
                                                                            -------         -------
        Operating income (loss)                                                20.1            26.4       31%
Other income, net                                                               9.8            13.9       42%
                                                                            -------         -------
        Earnings (loss) before income taxes                                    29.9            40.3       35%
Income tax provision (benefit)                                                  9.3             3.4      -63%
                                                                            -------         -------
        Net earnings (loss)                                                  $ 20.6          $ 36.9       79%
                                                                            =======         =======
Diluted earnings (loss) per share                                            $ 0.09          $ 0.16       78%
                                                                            =======         =======
Shares used in computing diluted earnings (loss) per share                    234.0           227.9       -3%
                                                                            =======         =======


BMC Software Fourth Quarter Results
Page 6

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                                                                Year Ended
                                                                                 March 31,
                                                                        --------------------------
                                                                          Fiscal          Fiscal             %
                                                                           2003            2004           Change
                                                                        ---------        ---------

                                                                           (In millions, except
                                                                             per share data)

Revenues:
        License                                                            $  605.7        $  577.4            -5%
        Maintenance                                                        $  635.8        $  756.4            19%
        Professional services                                              $   85.2        $   84.9             0%
                                                                           --------        --------
              Total revenues                                                1,326.7         1,418.7             7%
                                                                           --------        --------

Selling and marketing expenses                                                499.4           610.2            22%
Research, development and support expenses                                    489.9           586.1            20%
Cost of professional services                                                  86.8            79.2            -9%
General and administrative expenses                                           150.2           180.1            20%
Acquired research and development                                              12.0             1.0           -92%
Amortization of acquired technology & intangibles                              66.7            61.0            -9%
Merger-related costs, compensation and other                                    0.5               -          -100%
                                                                           --------        --------
              Total operating expenses                                      1,305.5         1,517.6            16%
                                                                           --------        --------
              Operating income (loss)                                          21.2          (98.9)          -566%
Other income, net                                                              48.1            69.5            44%
                                                                           --------        --------
              Earnings (loss) before income taxes                              69.3          (29.4)          -142%
Income tax provision (benefit)                                                 21.3           (2.6)          -112%
                                                                           --------        --------
              Net earnings (loss)                                            $ 48.0        $ (26.8)          -156%
                                                                           ========        ========
Diluted earnings (loss) per share                                            $ 0.20        $ (0.12)          -160%
                                                                           ========        ========
Shares used in computing diluted earnings (loss) per share                    237.9           226.7            -5%
                                                                           ========        ========

BMC Software Fourth Quarter Results
Page 7



                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                         March 31,              March 31,
                                                                           2003                   2004
                                                                         ---------              ---------
                                                                                               (Unaudited)

                                                                                  (In millions)

Current Assets:
       Cash and cash equivalents                                         $   500.1              $   612.3 (a)
       Marketable securities                                                 151.7                  296.6 (a)
       Trade accounts receivable, net                                        186.4                  172.6
       Current trade finance receivables, net                                154.4                  175.5
       Other current assets                                                  105.6                  165.4
                                                                         ---------              ---------
            Total current assets                                           1,098.2                1,422.4
Property and equipment, net                                                  408.4                  396.0
Software development costs and related assets, net                           192.7                  138.9
Long-term marketable securities                                              363.5                  304.1 (a)
Long-term finance receivables, net                                           175.9                  158.7
Acquired technology, goodwill and intangibles, net                           527.9                  520.1
Other long-term assets                                                        78.9                  102.1
                                                                         ---------              ---------
                                                                         $ 2,845.5              $ 3,042.3
                                                                         =========              =========
Current liabilities:
       Accounts payable and accrued liabilities                          $   277.2              $   312.2
       Current portion of deferred revenue                                   561.6                  668.4
                                                                         ---------              ---------
            Total current liabilities                                        838.8                  980.6
Long-term deferred revenue                                                   607.1                  733.2
Other long-term liabilities                                                   16.2                  109.5
Total stockholders' equity                                                 1,383.4                1,219.0
                                                                         ---------              ---------
                                                                         $ 2,845.5              $ 3,042.3
                                                                         =========              =========



(a) Total cash and marketable securities are $1,213.0 at March 31, 2004.

BMC Software Fourth Quarter Results
Page 8



                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)



                                                                                            Year Ended
                                                                                              March 31,
                                                                                       -----------------------
                                                                                        Fiscal         Fiscal
                                                                                         2003           2004
                                                                                       ---------      --------
                                                                                            (In millions)

Cash flows from operating activities:
 Net earnings (loss)                                                                      $  48.0       $ (26.8)
 Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
      Accrued restructuring and severance costs                                              (1.9)         68.6
      Acquired research and development and merger-related costs
         and compensation charges                                                            12.6           1.0
      Depreciation and amortization                                                         248.3         242.8
      Incremental depreciation on facilities to be exited                                       -          14.3
      Impairment of technology assets and investments                                         5.3           4.0
      (Gain) loss on marketable securities                                                   12.7          (1.7)
      Earned portion of restricted stock compensation                                         2.6           2.1
      Increase in finance receivables                                                       (22.6)         (4.8)
      Increase (decrease) in payable to third-party financing institutions
         for finance receivables                                                             39.3         (11.2)
      Net change in trade receivables, payables, deferred revenue and
         other components of working capital                                                261.3         218.2
                                                                                          -------        ------
          Net cash provided by operating activities                                         605.6         506.5
                                                                                          -------        ------

Cash flows from investing activities:
 Debtor-in-possession financing provided to Peregrine Systems, Inc.                         (53.8)            -
 Proceeds from debtor-in-possession financing provided to Peregrine Systems, Inc.            53.8             -
 Cash paid for technology acquisitions and other investments,
  net of cash acquired                                                                     (408.2)        (61.0)
 Adjustment of cash paid for Remedy acquisition                                                 -           7.2
 Return of capital for cost-basis investments                                                 0.7           0.1
 Proceeds from sale of technology                                                               -           2.0
 Purchases of marketable securities                                                        (124.3)       (307.3)
 Maturities of/proceeds from sales of marketable securities                                 394.1         214.3
 Purchases of property and equipment                                                        (23.6)        (58.7)
 Capitalization of software development costs and related assets                            (88.2)        (51.2)
                                                                                          -------        ------
          Net cash used in investing activities                                            (249.5)       (254.6)
                                                                                          -------        ------

Cash flows from financing activities:
 Payments on capital leases                                                                     -          (3.2)
 Payments on borrowings                                                                      (1.2)            -
 Stock options exercised and other                                                           26.1          29.7
 Treasury stock acquired                                                                   (211.6)       (170.1)
                                                                                          -------        ------
          Net cash used in financing activities                                            (186.7)       (143.6)
                                                                                          -------        ------
Effect of exchange rate changes on cash                                                       0.7           3.9
                                                                                          -------        ------
Net change in cash and cash equivalents                                                     170.1         112.2
Cash and cash equivalents, beginning of period                                              330.0         500.1
                                                                                          -------        ------
Cash and cash equivalents, end of period                                                  $ 500.1       $ 612.3
                                                                                          =======       =======

BMC Software Fourth Quarter Results
Page 9



                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                   (UNAUDITED)


                                                                                       Special              Before
                                                                       As Reported      Items            Special Items
                                                                       -----------     -------           -------------
                                                                              (In millions, except per share data)

Revenues:
        License                                                            $182.5          $    -            $182.5
        Maintenance                                                         194.3               -             194.3
        Professional services                                                23.4               -              23.4
                                                                           ------          ------            ------
              Total revenues                                                400.2               -             400.2
                                                                           ------          ------            ------
Selling and marketing expenses                                              154.7               -             154.7
Research, development and support expenses                                  134.2               -             134.2
Cost of professional services                                                20.3               -              20.3
General and administrative expenses                                          48.0               -              48.0
Acquired research and development                                             1.0            (1.0) (a)            -
Amortization of acquired technology & intangibles                            15.6           (15.6) (a)            -
                                                                           ------          ------            ------
              Total operating expenses                                      373.8           (16.6)            357.2
                                                                           ------          ------            ------
              Operating income (loss)                                        26.4            16.6              43.0
Other income, net                                                            13.9               -              13.9
                                                                           ------          ------            ------
              Earnings (loss) before income taxes                            40.3            16.6              56.9
Income tax provision (benefit)                                                3.4            12.7  (b)         16.1
                                                                           ------          ------            ------
              Net earnings (loss)                                          $ 36.9          $  3.9            $ 40.8
                                                                           ======          ======            ======
Diluted earnings (loss) per share                                          $ 0.16          $ 0.02            $ 0.18
                                                                           ======          ======            ======
Shares used in computing diluted earnings (loss) per share                  227.9           227.9             227.9
                                                                           ======          ======            ======



(a) The net earnings effect of the individual special items is as follows (in millions):



          Acquired research and development                                                        $  (0.9)
          Amortization of acquired technology & intangibles                                        $ (13.2)


(b) During the fourth quarter and in conjunction with the fiscal year ended March 31, 2004, certain adjustments have been made to reflect the calculation of the Company's income taxes under Statement of Financial Accounting Standards (SFAS 109). The adjustment of $10.2 million primarily relates to valuation adjustments necessary under SFAS 109.

BMC Software Fourth Quarter Results
Page 10



                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
                        FOR THE YEAR ENDED MARCH 31, 2004

                                   (UNAUDITED)


                                                                                       Special              Before
                                                                      As Reported       Items            Special Items
                                                                       -----------     -------           -------------
                                                                         (In millions, except per share data)

Revenues:
        License                                                        $  577.4           $     -          $  577.4
        Maintenance                                                       756.4                 -             756.4
        Professional services                                              84.9                 -              84.9
                                                                       --------           -------          --------
              Total revenues                                            1,418.7                 -           1,418.7
                                                                       --------           -------          --------
Selling and marketing expenses                                            610.2             (55.5) (a)        554.7
Research, development and support expenses                                586.1             (61.9) (a)        524.2
Cost of professional services                                              79.2              (2.5) (a)         76.7
General and administrative expenses                                       180.1              (4.1) (a)        176.0
Acquired research and development                                           1.0              (1.0) (a)            -
Amortization of acquired technology & intangibles                          61.0             (61.0) (a)            -
                                                                       --------           -------          --------
              Total operating expenses                                  1,517.6            (186.0)          1,331.6
                                                                       --------           -------          --------
              Operating income (loss)                                     (98.9)            186.0              87.1
Other income, net                                                          69.5                 -              69.5
                                                                       --------           -------          --------
              Earnings (loss) before income taxes                         (29.4)            186.0             156.6
Income tax provision (benefit)                                             (2.6)             46.6  (b)         44.0
                                                                       --------           -------          --------
              Net earnings (loss)                                      $  (26.8)          $ 139.3          $  112.6
                                                                       ========           =======          ========
Diluted earnings (loss) per share                                      $ (0.12)           $  0.61          $   0.49
                                                                       ========           =======          ========
Shares used in computing diluted earnings (loss) per share                226.7             226.7             228.2
                                                                       ========           =======          ========


(a) The net earnings effect of the individual special items is as follows (in millions):


          Exit costs and related charges                                                           $ (97.6)
          Amortization of acquired technology & intangibles                                        $ (51.1)
          Acquired research and development                                                        $  (0.9)


(b) During the fourth quarter and in conjunction with the fiscal year ended March 31, 2004, certain adjustments have been made to reflect the calculation of the Company's income taxes under Statement of Financial Accounting Standards (SFAS 109). The adjustment of $10.2 million primarily relates to valuation adjustments necessary under SFAS 109.